Exhibit 10.1
Execution Version
FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
This First Amendment to Amended and Restated Loan and Security Agreement (this “First Amendment”) is made as of the 21st day of July, 2011 by and among:
HASTINGS ENTERTAINMENT, INC., a Texas corporation (the “Borrower”);
the REVOLVING CREDIT LENDERS party hereto; and,
BANK OF AMERICA, N.A., as agent for the Revolving Credit Lenders (the “Agent”).
in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
WITNESSETH:
WHEREAS, reference is made to that certain Amended and Restated Loan and Security Agreement dated as of July 22, 2010, entered into by and among, the Borrower, Revolving Credit Lenders, and Agent (as amended, modified or otherwise supplemented from time to time, the “Loan Agreement”); and
WHEREAS, reference is also made to that certain Guaranty, dated as of August 29, 2000, entered into by Hastings Internet lnc., as guarantor (the “Guarantor”), pursuant to which the Guarantor has guaranteed payment and performance of the Liabilities; and
WHEREAS, the Borrower has requested that the Agent and the Revolving Credit Lenders agree to amend certain terms of the Loan Agreement, and, the Agent and Revolving Credit Lenders have so agreed, but only subject to the terms and conditions set forth herein.
NOW THEREFORE, it is hereby agreed as follows:
1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.
2.	Amendments to Article 1. The provisions of Article 1 of the Loan Agreement are hereby amended as follows:
a.	By deleting the definition of “Base Margin” in its entirety and inserting the following in its stead:
““Base Margin”: Commencing November 1, 2010, and on the first day of each Fiscal quarter thereafter, the Base Margin shall be the following percentages based upon the following criteria:

Level	Average Availability	Base Margin
I	Greater than $55,000,000	1.00%
II	Greater than $25,000,000 but less than or equal to $55,000,000	1.25%
III	Less than or equal to $25,000,000	1.50%

On the first day of each Fiscal quarter, the Base Margin shall be adjusted based upon the Borrower’s aggregate daily average Availability for the immediately preceding Fiscal quarter divided by the total number of days in such immediately preceding Fiscal quarter. provided, however, upon the occurrence of an Event of Default the Base Margin shall be immediately increased to the percentage set forth in Level Ill above (even if the average Availability requirements for another Level have been met) and interest shall be determined in the manner set forth in Section 2-11(f).”
b.	By deleting the definition of “Borrowing Base” in its entirety and inserting the following text in its stead:
““Borrowing Base”: At any time of calculation, the sum of:
(a) 85% of Eligible Credit Card Receivables;
plus
(b) either
(A) from September 1st through and including December 27th of each year, (i) ninety two and one half percent (92.5%), multiplied by (ii) the Appraised Inventory Liquidation Value, multiplied by (ii) the Cost of the Borrower’s Eligible Inventory (net of inventory Reserves);
or
(B) at all other times during the year, (i) ninety percent (90%), multiplied by (ii) the Appraised Inventory Liquidation Value, multiplied by (iii) the Cost of the Borrower’s Eligible Inventory (net of Inventory Reserves);
Less
(c) Availability Reserves.”
c.	By deleting the definition of “Libor Margin” in its entirety and inserting the following text in its stead:
““Libor Margin”: Commencing November 1, 2010, and on the first day of each Fiscal quarter thereafter, the Libor Margin shall be the following percentages based upon the following criteria:

Level	Average Availability	Libor Margin
I	Greater than $55,000,000	2.00%
II	Greater than $25,000,000 but less than or equal to $55,000,000	2.25%
III	Less than or equal to $25,000,000	2.50%

On the first day of each Fiscal quarter, the Libor Margin shall be adjusted based upon the Borrower’s aggregate daily average Availability for the immediately preceding fiscal quarter divided by the total number of days in such immediately preceding Fiscal quarter. provided, however, upon the occurrence of an Event of Default the Libor Margin shall be immediately increased to the percentage set forth in Level Ill above (even if the average Availability requirements for another Level have been met) and interest shall be determined in the manner set forth in Section 2-11(f).”
d.	By deleting the definition of “Revolving Credit Ceiling” in its entirety and inserting the following text in its stead:

““Revolving Credit Ceiling”: $115,000,000.00.”
3.	Amendments to Article 4: The provisions of Article 4 of the Loan Agreement are hereby amended by deleting Section 4-19(a) thereof in its entirety and inserting the following text in its stead:
“(a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower’s stock; provided that (A) if, after giving effect to each such transaction, the Pro Forma Availability Condition is satisfied, the Borrower may pay cash dividends or make other distributions in respect of any class of the Borrower’s stock provided that the amount of the cash dividends paid and other distributions made after the date hereof shall not exceed $10,000,000 in the aggregate unless the provisions of subsection (B) of this clause (a)(i) are satisfied, or (B) if, after giving effect to each such transaction, the Payment Conditions a re satisfied, the Borrower may pay cash dividends or make other distributions in respect of any class of the Borrower’s stock without any limitation on the aggregate amount paid.”
4.	Amendment to Article 5: The provisions of Article 5 of the Loan Agreement are hereby amended by deleting Section 5-11 thereof in its entirety and inserting the following text in its stead:
“5-11. Financial Performance Covenant. The Borrower shall, at all times, maintain Availability that is greater than or equal to ten percent (10%) of the lesser of (a) the Borrowing Base, and (b) the Revolving Credit Ceiling; provided however, notwithstanding the foregoing, the Borrower shall also maintain Availability that is greater than or equal to $10 Million at all times”
5.	Amendment to Exhibits: Exhibit 2-22 of the Loan Agreement, Revolving Credit Lenders’ Commitments, is hereby deleted in its entirety and replaced with the attached Exhibit 2-22.

6.
First Amendment Fee: In consideration of the Revolving Credit Lenders’ willingness to enter into this First Amendment, the Revolving Credit Lenders shall have fully earned and the Borrower shall pay to the Revolving Credit Lenders the sum of $67,500.00 (the “First Amendment Fee”) Such fee shall be (a) fully earned by the Revolving Credit Lenders and paid by the Borrower to the Agent for the account of the Revolving Credit Lenders (including the Agent) in full on the date hereof, and (b) shall not be subject to refund or rebate under any circumstances.

7.
Conditions to Effectiveness: Conditions to Effectiveness: This First Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent:

a.
This First Amendment and all documents, instruments, and agreements required by the Agent in connection herewith, shall have been duly executed and delivered by the parties hereto, and shall be in full force and effect and shall be in form and substance satisfactory to the Agent.

b.
All action on the part of the Borrower and: Guarantor necessary for the valid execution, delivery and performance by the Borrower and, to the extent applicable, Guarantor, of this first Amendment and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof satisfactory to the Agent stall have been provided to the Agent.

c.
The First Amendment Fee, together with all costs and expenses incurred by the Agent in connection with the preparation and negotiation of this First Amendment and related documents (including the reasonable fees and expenses of counsel to the Agent), shall have been paid in full.

d.	After giving effect to this First Amendment the Borrower will not be InDefault, nor will an Event of Default exist or be then occurring.
8.
Representations and Warranties: Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect Except as specifically amended hereby, the Borrower and, to the extent applicable, the Guarantor hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants contained in the Loan Agreement and each other Loan Document (except to the extent that such representations, warranties and covenants have been modified pursuant to this First Amendment). The Borrower and Guarantor each hereby represent and warrant to the Agent and each Revolving Credit Lender that as of the date of this First Amendment, after giving effect to the terms hereof, the Borrower is not InDefault, nor does an Event of Default exist, or solely with the passage of time or notice, would exist under the Loan Documents.

9.	Miscellaneous.
a.
This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

b.
The First Amendment is a Loan Document under the terms of the Loan Agreement. This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

BANK OF AMERICA, N.A., as Agent and Revolving Credit Lender

By:	/s/ Andrew Cerussi Name: Andrew Cerussi
Title: Director

HASTINGS ENTERTAINMENT, INC., as Borrower

By:	/s/ Dan Crow Name: Dan Crow
Title: CFO
Acknowledged and Agreed:

HASTINGS INTERNET, INC, as Guarantor

By:	/s/ Dan Crow Name: Dan Crow
Title: CFO
Signature Page to First Amendment

EXHIBIT 2-22
Revolving Credit Lenders’ Commitments

	Revolving Credit Dollar	Revolving Credit Percentage
Revolving Credit Lender:	Commitment:	Commitment:
Bank of America, N.A.	$115,000,000	100%
All Lenders	$115,000,000	100%
Exhibit 2-22 to First Amendment